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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
North Fork Bancorporation, Inc.:

We consent to the use of our report, dated January 18, 2000, except for note 2(a) and (b), and note 18, which is as of March 10, 2000 incorporated by reference in Amendment No. 2 to Form S-4 of North Fork Bancorporation, Inc. (registration No. 333-32492) relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows, changes in stockholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1999, which report is included in the 1999 Annual Report to Shareholders of North Fork Bancorporation, Inc. and has been incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP
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KPMG LLP
New York, New York
May 4, 2000